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                                                                     Exhibit 5.1


                 FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC
                            1400 Glenarm Place, Suite 300
                                Denver, Colorado 80202
                               telephone: 303-571-1400
                               facsimile: 303-595-3159

                                   October 29, 1997

EchoStar Communications Corporation
90 Inverness Circle East
Englewood, Colorado 80112

                EchoStar Communications Corporation
                Registration Statement on Form S-3
                   Registration No. 333-37683
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Ladies and Gentlemen:

      In connection with the above-captioned Registration Statement (the "Registration Statement") filed by EchoStar Communications Corporation, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission on October 10, 1997 pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder as amended through the date hereof, we have been requested to render our opinion as to the legality of the
(i) 2,300,000 shares (including shares to cover exercise of the Underwriters' over-allotment option) of the Company's __% Series C Cumulative Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"); (ii) 5,750,000 shares (including shares to cover exercise of the Underwriters' over-allotment option) of the Company's common stock, par value $.01 per share (the "Common Stock," and together with the Preferred Stock, the "Securities"); and (iii) such additional number of Securities as may be issued in connection with the Registration Statement filed pursuant to Rule 462(b) of the Act. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

      In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto); (ii) the form of Preferred Stock Underwriting Agreement and the Common Stock Underwriting Agreement included as Exhibits 1.1 and 1.2 to the Registration Statement (collectively the "Underwriting Agreements"); (iii) the form of the Certificate of Designation of the Preferred Stock included as Exhibit 4.19 to the Registration Statement (the "Certificate of Designation"); (iv) the Amended and Restated Articles of Incorporation and the By-laws of the Company, each as amended to date; and (v) records of certain of the Company's proceedings relating to, among other things, the issuance and sale of the Securities. In addition, we have made such other examinations of law and facts as we considered necessary in order to form a basis for the opinions hereunder expressed.

      In our examination of the aforesaid documents, we have assumed, without independent


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investigation, the genuineness of all signatures, the enforceability of the documents against each party thereto other than the Company, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents we have reviewed. The opinions set forth herein assume that the Company takes no corporate action following the date hereof inconsistent with its obligations under the Underwriting Agreement or with respect to the Securities.

      In expressing the opinions set forth herein, we have relied upon representations as to factual matters contained in certificates of officers of the Company.

      Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that (i) the Preferred Stock has been duly authorized and, assuming the Certificate of Designation is duly filed with the Secretary of State of the State of Nevada, when the Preferred Stock is issued and delivered in accordance with the Certificate of Designation, the Preferred Stock Underwriting Agreement and the Registration Statement, the Preferred Stock will be legally issued, fully paid and nonassessable and (ii) the Common Stock has been duly authorized and when the Common Stock is issued and delivered in accordance with the Common Stock Underwriting Agreement and the Registration Statement, the Common Stock will be legally issued, fully paid and nonassessable.

      Although the discussion set forth under the caption "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of the Preferred Stock, it is our opinion that such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the Preferred Stock under current law. It is possible that contrary positions may be taken by the Internal Revenue Service, and that a court may agree with such contrary position.

      The foregoing opinions are limited to the federal laws of the United States, the laws of the State of Colorado and the General Corporation Law of the State of Nevada. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice law in the State of Nevada.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                        Very truly yours,


                        FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC